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Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Formation	Other Names Used
11th Avenue B Participation LLC	Delaware
100 Lochaven Drive—Charleston LLC	Delaware
100 Riverview Condominium Association Inc.	New Jersey
20 Chapel Street Owner LLC	Delaware
20 Chapel Street Lender LLC	Delaware
20 Chapel Street Operator LLC	Delaware
58th Street—Gulfport LLC	Delaware
240 S Pineapple Land—Sarasota LLC	Delaware
240 S Pineapple Office—Sarasota LLC	Delaware	240 S Pineapple Office—Sarasota LLC
246 Spring Steet LOC LLC	Delaware
300 Riverview Condominium Association Inc.	New Jersey
302 Sabal Park Place—Longwood LLC	Delaware
304 West Colonial LLC	Delaware
325 South Gulfview Boulevard—Clearwater LLC	Delaware
385 Golf Brook Circle—Longwood LLC	Delaware
410 Evernia Street LLC	Delaware
500 Woodward LLC	Delaware
649 First Street West—Sonoma LLC	Delaware
700-701 S. Miami Avenue LLC	Delaware
767 STARS LLC	Delaware
1450 Executive Circle NE—Melbourne LLC	Delaware
1515 E. Katella Avenue—Anaheim LLC	Delaware
1885 South Shore Drive—Pasadena LLC	Delaware
2520 South Conway Road—Orlando LLC	Delaware
3030 N.E. 2nd Avenue—Miami LLC	Delaware
3110 N.E. 2nd Avenue—Miami LLC	Delaware
6104 Turnbury Park Drive LLC	Delaware
6400 Christie Avenue—Emeryville LLC	Delaware
10255 East Via Linda LLC	Delaware
Acquest Government Holdings, L.L.C.	New York
Acquest Government Holdings II, LLC	New York
Acquest Holdings FC, LLC	New York
ACRE CLS, LLC	Delaware
ACRE HPC, LLC	Delaware
ACRE IDG, LLC	Delaware
ACRE IDG Manager, LLC	Delaware
ACRE Seymour, LLC	Delaware
ACRE Simon, L.L.C.	Delaware
American Financial Exchange L.L.C.	New Jersey
ASTAR 3950 VerPlank Road—Clay LLC	Delaware
ASTAR 7800 Brewerton Road—Cicero LLC	Delaware
ASTAR ASB AR1, LLC	Delaware
ASTAR ASB AR2, LLC	Delaware

Subsidiary	State of Formation	Other Names Used
ASTAR ASB FL1, LLC	Delaware
ASTAR ASB FL2, LLC	Delaware
ASTAR ASB FL3, LLC	Delaware
ASTAR ASB FL4, LLC	Delaware
ASTAR ASB FL5, LLC	Delaware
ASTAR ASB FL6, LLC	Delaware
ASTAR ASB FL7, LLC	Delaware
ASTAR ASB FL8, LLC	Delaware
ASTAR ASB FL9, LLC	Delaware
ASTAR ASB FL10, LLC	Delaware
ASTAR ASB GA1, LLC	Delaware
ASTAR ASB GA2, LLC	Delaware
ASTAR ASB GA3, LLC	Delaware
ASTAR ASB Holdings LLC	Delaware
ASTAR ASB NC1, LLC	Delaware
ASTAR ASB NC2, LLC	Delaware
ASTAR ASB NC3, LLC	Delaware
ASTAR ASB NC4, LLC	Delaware
ASTAR ASB TX1 GenPar LLC	Delaware
ASTAR ASB TX1 LimPar LLC	Delaware
ASTAR ASB TX1 LP	Delaware
ASTAR ASB VA1, LLC	Delaware
ASTAR ASB VA2, LLC	Delaware
ASTAR CHA NM1, LLC	Delaware
ASTAR Finance LLC	Delaware	ASTAR AF NH1, LLC
ASTAR Finance Falcon I LLC	Delaware
ASTAR Finance Falcon II LLC	Delaware
ASTAR FRR FL1, LLC	Delaware
ASTAR FRR Holdings, LLC	Delaware
ASTAR FRR TX1 GenPar LLC	Delaware
ASTAR FRR TX1 LimPar LLC	Delaware
ASTAR FRR TX1 LP	Delaware
ASTAR G1A NH1, LLC	Delaware
ASTAR Pima Road—Scottsdale LLC	Delaware
ASTAR ROU AL1, LLC	Delaware
ASTAR ROU LA1, LLC	Delaware
ASTAR Two Notch Columbia LLC	Delaware
ASTAR UAG AZ1, LLC	Delaware
ASTAR UAG AZ2, LLC	Delaware
ASTAR UAG AZ3, LLC	Delaware
ASTAR UAG FL1, LLC	Delaware
ASTAR UAG NJ1 LLC	Delaware
ASTAR West Genesee Street I—Syracuse LLC	Delaware
ASTAR West Genesee Street II—Syracuse LLC	Delaware
AutoStar F Funding LLC	Delaware	iStar MLV Investor LLC
Autostar Investors Partnership LLP	Delaware
Autostar Realty GP LLC	Delaware
Autostar Realty Operating Partnership, L.P.	Delaware	Milestone Realty Operating Partnership
Bond Portfolio Holdings LLC	Delaware
BPT 40H Holding LLC	Delaware

Subsidiary	State of Formation	Other Names Used
CTL I Maryland, Inc.	Delaware
Falcon Auto Dealership Loan Trust 2001-1	Delaware
Falcon Auto Dealership Loan Trust 2003-1	Delaware
Falcon Auto Dealership, LLC	Delaware
Falcon Financial II, LLC	Delaware
Falcon Franchise Loan Corp.	Delaware
Falcon Franchise Loan Trust 1999-1	Delaware
Falcon Franchise Loan Trust 2000-1	Delaware
Florida 2005 Theaters LLC	Delaware	MUVICO Realty, LLC
Freezer Bear Investments, LLC	Delaware
Harbor Bear, LLC	Delaware
Harry Bear, LLC	Florida
iStar 85 10th L/C LLC	Delaware
iStar 100 LLC	Delaware
iStar 100 Management Inc.	Delaware
iStar 100 Riverview LLC	Delaware
iStar 200-300 LLC	Delaware
iStar 200-300 Management Inc.	Delaware
iStar 200-300 Riverview LLC	Delaware
iStar 747 Zeckendorf LC LLC	Delaware
iStar 6000 Connection GenPar LLC	Delaware
iStar 6000 Connection LimPar Inc.	Delaware
iStar 6000 Connection LP	Delaware
iStar Alpha TRS Inc.	Delaware
iStar Alpha LLC Holdings TRS Inc.	Delaware
iStar Alpha LLC Holdings TRS II Inc.	Delaware
iStar Alpha LLC Holdings TRS III Inc.	Delaware
iStar Asset Services, Inc.	Delaware	Starwood Asset Services, Inc.
iStar Automotive Investments LLC	Delaware
iStar BEST Finance LLC	Delaware
iStar Bishops Gate LLC	Delaware
iStar Blues LLC	Delaware
iStar Bowling Centers I LLC	Delaware	iStar Fort Collins USGS LLC
iStar Bowling Centers II LLC	Delaware
iStar Bowling Centers I LP	Delaware
iStar Bowling Centers II LP	Delaware
iStar Bowling Centers Business Trust	Massachusetts
iStar Bowling Centers PR GenPar Inc.	Delaware
iStar Bowling Centers PR LP	Delaware
iStar Busco Inc.	Delaware
iStar Columbus Circle LLC	Delaware
iStar Corporate Collateral LLC	Delaware
iStar CS Emery Bay North LLC	Delaware
iStar CTL I, L.P.	Delaware
iStar CTL I GenPar, Inc.	Delaware
iStar CTL Charleston—Mountain View LLC	Delaware
iStar CTL Columbia—Campbellsville LLC	Delaware
iStar CTL Columbia—Richfield LLC	Delaware
iStar CTL Connection—Irving LLC	Delaware

Subsidiary	State of Formation	Other Names Used
iStar CTL Corporate Center Drive—Newbury Park LLC	Delaware
iStar CTL Corporate Drive—Dixon LLC	Delaware	iStar Dixon LLC
iStar CTL Cottonwood—Milpitas LLC	Delaware
iStar CTL Crown Colony—Quincy LLC	Delaware
iStar CTL Doolittle—Redondo Beach LLC	Delaware
iStar CTL Dublin LLC	Delaware
iStar CTL Eagle LLC	Delaware
iStar CTL East Palm—Tampa LLC	Delaware	1001 East Palm, LLC
Falcon Franchise Loan, LLC	Delaware
iStar CTL Finance LLC	Delaware
iStar CTL Holdco LLC	Delaware
iStar CTL Inverness—Englewood LLC	Delaware
iStar CTL Maple—El Segundo LLC	Delaware	iStar El Segundo LLC
iStar CTL North Fairway Drive—Vernon Hills LLC	Delaware
iStar CTL North Glenville—Richardson LLC	Delaware
iStar CTL RiverEdge Summit—Atlanta LLC	Delaware
iStar CTL Rue Ferrari—San Jose LLC	Delaware
iStar CTL Shadelands—Walnut Creek LLC	Delaware
iStar CTL Sheila—Commerce LLC	Delaware
iStar CTL South Havana—Englewood LLC	Delaware
iStar CTL Sunset Hills—Reston LLC	Delaware
iStar CTL SW 80 Plantation LLC	Delaware	iStar Plantation LLC
iStar CTL Sylvan Way—Parsippany LLC	Delaware
iStar CTL Waterview—Dallas LLC	Delaware
iStar CW Preferred Holdings LP	Delaware
iStar CW Preferred Holdings GenPar, Inc.	Delaware
iStar Dallas GL GenPar LLC	Delaware
iStar Dallas GL LimPar LLC	Delaware
iStar Dallas GL LP	Delaware
iStar DB Seller, LLC	Delaware
iStar DB Holdco LLC	Delaware
iStar Denver Place, L.L.C.	Delaware	Starwood/Denver Place, L.L.C.
iStar DH Holdings TRS Inc.	Cayman Islands
iStar Diplomat Drive—Farmers Branch LLC	Delaware
iStar DMI LLC	Delaware
iStar EMTN Euro REIT Inc.	Maryland
iStar EMTN Euro TRS S.à r.l.	Luxembourg
iStar EMTN Sterling REIT Inc.	Maryland
iStar EMTN Sterling TRS S.à r.l.	Luxembourg
iStar Europe Limited	England & Wales	Jarbrook Limited
iStar FBI LLC	Delaware
iStar Financial Protective Trust	Maryland
iStar Financial Statutory Trust I	Delaware
iStar FM Loans LLC	Delaware

Subsidiary	State of Formation	Other Names Used
iStar FM REO LLC	Delaware
iStar Funding, LLC	Delaware
iStar Garden City LLC	Delaware
iStar GT GenPar, LLC	Delaware
iStar GT, L.P.	Delaware
iStar GT Statutory Trust	Delaware
iStar Harborside LLC	Delaware	ACRE Chandler, LLC
iStar Harborside Member LLC	Delaware
iStar Harrisburg Business Trust	Delaware
iStar Harrisburg GenPar LLC	Delaware
iStar Harrisburg, L.P.	Delaware
iStar Housing Investors LLC	Delaware
iStar HQ 2003 LP	Delaware
iStar HQ 2003 GenPar Inc.	Delaware	iStar HQ 2003 GenPar LLC
iStar HQ 2003 Inc.	Delaware
iStar HQ I, Inc.	Delaware
iStar HQ I, L.P.	Delaware
iStar HQ I GenPar, Inc.	Delaware
iStar HQ I Maryland, Inc.	Delaware
iStar HQ GT Illinois, Inc.	Delaware	SFT II Illinois, Inc.
iStar IF III LLC	Delaware
iStar International Drive—Spartanburg LLC	Delaware
iStar JV Investor LLC	Delaware
iStar—LA LLC	Delaware
iStar LA REIT Sub LLC	Delaware
iStar Madison TRS Inc.	Delaware
iStar Medical/Healthcare Investments LLC	Delaware
iStar Merger Co. I	Delaware
iStar Merger Co. II	Delaware	Starwood Merger Co. I
iStar Minnesota LLC	Delaware
iStar MP TRS Inc.	Cayman
iStar NG GenPar Inc.	Delaware
iStar NG Inc.	Delaware
iStar NG LP	Delaware
iStar OHACS TRS Inc.	Delaware
iStar OHAFF TRS Inc.	Delaware
iStar OHCOF GP TRS Inc.	Delaware
iStar Page Mill Road—Palo Alto LLC	Delaware
iStar Preferred Holdings, LLC	Delaware
iStar REO TRS Inc.	Delaware
iStar RC Paradise Valley LLC	Delaware
iStar Real Estate Services, Inc.	Maryland	TriNet Property Management, Inc.
iStar San Jose, L.L.C.	Delaware
iStar SLC TRS Inc.	Delaware
iStar Solo LLC	Delaware
iStar SPP TRS Inc.	Delaware
iStar SPP TRS II Inc.	Delaware
iStar Statutory Trust	Delaware
iStar Sunnyvale, LLC	Delaware
iStar Sunnyvale Partners, L.P.	Delaware
iStar Timberland Investments LLC	Delaware

Subsidiary	State of Formation	Other Names Used
iStar TN TRS Inc.	Delaware
iStar Walden, LLC	Delaware	Starwood Walden, LLC
iStar Woodward LLC	Delaware
King Farm Royalton LLC	Delaware
LA Bear, LLC	Delaware
Lucky Bear, LLC	Delaware
Lysol Limited	Cyprus
MN Theaters 2006 LLC	Minnesota	GAC Theaters LLC
MSK Resort Finance LLC	Delaware
Navy Bear, LLC	Delaware
NewPar, LLC	Delaware
NewPar/New LLC	Delaware
Peachy Bear, LLC	Delaware
Plaza X Leasing Associates L.L.C.	New Jersey
Plaza X Realty L.L.C.	New Jersey
Plaza X Urban Renewal Associates L.L.C.	New Jersey
Red Lion G.P., Inc.	Delaware
RLH Partnership, L.P.	Delaware
SCC Distribution Centers LLC	Delaware	iStar SCC Distribution Centers LLC
SFI I, LLC	Delaware
SFT I, Inc.	Delaware
SFT II, Inc.	Delaware
SFI Mammoth Holdings LLC	Delaware
SFI Mammoth Owner LLC	Delaware	iStar CTL Colshire—MacLean LLC
SFI SMR LLC	Delaware
SFT/RLH, Inc.	Delaware
SFT Venturer, LLC	Delaware
SFT Whole Loans A, Inc.	Delaware
Spring Mountain Ranch REO LLC	Delaware
TimberStar GP LLC	Delaware
TimberStar Investors Partnership LLP	Delaware
TimberStar Notemaker Holdco LLC	Delaware
TimberStar Operating Partnership, L.P.	Delaware
TimberStar Selling Party Representative Holdco LLC	Delaware
TimberStar Southwest Investor LLC	Delaware
TimberStar Southwest LLC	Delaware
TimberStar Southwest Management Advisor LLC	Delaware
TimberStar TRS, Inc.	Delaware
TimberStar TRS II, Inc.	Delaware	TRS II, Inc.
TriNet Corporate Partners II, L.P.	Delaware
TriNet Corporate Partners III, L.P.	Delaware
TriNet Essential Facilities III, Inc.	Maryland
TriNet Essential Facilities X, Inc.	Maryland
TriNet Essential Facilities XII, Inc.	Maryland
TriNet Essential Facilities XVIII, Inc.	Maryland
TriNet Essential Facilities XIX, Inc.	Maryland
TriNet Essential Facilities XX, Inc.	Maryland
TriNet Essential Facilities XXIII, Inc.	Maryland
TriNet Essential Facilities XXIV, Inc.	Maryland
TriNet Essential Facilities XXVI, Inc.	Maryland

Subsidiary	State of Formation	Other Names Used
TriNet Essential Facilities XXVII, Inc.	Maryland
TriNet Essential Facilities XXVIII, Inc.	Maryland
TriNet Milpitas Associates, LLC	Delaware
TriNet Realty Investors I, Inc.	Maryland
TriNet Realty Investors II, Inc.	Maryland
TriNet Realty Investors III, Inc.	Maryland
TriNet Realty Investors IV, Inc.	Maryland
TriNet Realty Investors V, Inc.	Maryland
TriNet Sunnyvale Partners, L.P.	Delaware	Sunnyvale Partners, L.P.
TSM I, LLC	Delaware
TSM II, LLC	Delaware
Under Bear, LLC	Delaware

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  Exhibit 21.1